Exhibit 99.1

Basta Holdings Signs LOI with Heliflight PERU SAC to Provide ACMI Leasing of Helicopters through Joint Venture

FORT LAUDERDALE, FL, August 18, 2014 – Basta Holdings Corp. (OTCBB: BSTA), an aviation services and logistics management company, today announced that on August 15, 2014, it signed a Letter of Intent (LOI) with Heliflight PERU SAC to form a joint venture (JV) that will provide ACMI leasing of helicopters throughout Peru. The parties have ninety (90) days to formalize their understanding into a definitive written agreement and one hundred twenty (120) to close the transaction.

Heliflight PERU SAC is an aviation company based in Lima that provides Air Transport Service in Special Air Transport and aerial work geared toward the oil, mining and hydropower sector throughout Peru. Once the joint venture is finalized, the established entity will be able to bid on Peruvian Government contracts via Heliflight PERU’s Air Operator’s Certificate.

The Company’s new joint venture will provide ACMI (aircraft, crew, maintenance and insurance) leasing of MI-17, MI-8-MTV1 and MI-117E helicopters in Peru to provide logistical support, internal and external air cargo for projects that require the transport of highly valuable cargo and passengers. These projects will include, but are not limited to oil, gas, and mining exploration, construction and emergency air rescue and evacuation operations. Basta Holdings projects that if this  new joint venture comes to fruition, it will generate  substantial revenues for the company.

“Establishing a joint venture with Heliflight PERU is a very positive development for Basta Holdings as it will enable us to bid on government aviation contracts in Peru, which has a growing market for helicopter leasing due to its large number of mining, oil and gas exploration efforts throughout the nation. We fully expect this venture to generate sizeable revenues as these helicopters provide a swift, safe and efficient solution for our clients as traditional methods are not suitable for certain types of transportation circumstances,” commented Basta Holdings’ President, Jacob Gitman.

“Basta’s high-quality staff extensive has experience in carrying out operations to support mining as well as petroleum activities in some of the most remote regions of the world. Our experts will provide efficient technical support geared towards safety and building lasting relationships with clients to help ensure the success of this joint venture and we believe will lead to the securing of additional clients in the future,” continued Mr. Gitman.

About Heliflight PERU SAC

Heliflight PERU SAC is an aviation company aimed at providing air service Air Transport Special and Air Working with Operators Certificate Air Services No. 081 in Peru. The company specializes in making Air Transport flights Special (VIP Flights, Air Travel, Medical Evacuations, Charter Flights, Transportation of personnel, etc.) within the category Aerial Work (External Load, Magnetometry, Seismic, Search and Rescue, Mining and Petroleum Prospecting, etc.) under the standards of the System Safety Management (SMS). For more information, visit www.heliflightperu.pe.

About Basta Holdings Corp.

Basta Holdings Corp. provides contract procurement, business development and management services in the aviation and logistics industries. The company specializes in management of long-term ACMI leases of fixed wing and rotary passenger and cargo aircrafts and private business aviation, which includes charter, maintenance, overhaul and FBO development and management as well as various auxiliary services.

For more information on the company, please visit www.bastaholdings.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. No past revenue or other performance can guarantee the same or better performance in the future. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:
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